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PURCHASE OPTION CONTRACT

PURCHASE OPTION CONTRACT (the "Contract"), by and between CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V., represented herein by Rodrigo Trevino Muguerza, in his capacity as its General Legal Representative, party of the first part (the "Seller") and BANCO NACIONAL DE MEXICO, BANAMEX FINANCIAL GROUP, TRUSTEE DIVISION, TRUST No. 111174-2, represented herein by Maria de los Angeles Montemayor Garza and Elva Nelly Wing Trevino, in their respective capacities as Trust Representative and Special Attorney-in-Fact, (the "Buyer"), jointly the "Parties," which they enter into pursuant to the following Recitals and Conditions.

                                    RECITALS:

I. The Seller declares through its legal representative:

     (A) That it is a Trade Corporation of the type called "Sociedad Anonima de Capital Variable" [open-end corporation] incorporated and existing under the laws of the Mexican Republic.

     (B) That its Legal Representative has sufficient authority and powers, as evidenced by Notarial Instrument number 1,128 dated February 10, 1997, before Jose Luis Farias Montemayor, Public Notary 120, practicing in Monterrey, Nuevo Leon, under number 795, Volume 205-16 of Book No. 4, Commercial Section, dated February 14, 1997, and which authority has not been limited or restricted in any way.

     (C) That its representative has the authority necessary to bind it under the terms of this Contract, which authority has not been revoked or restricted in any way.

II. The Buyer declares through its legal representative:

     (A) That it is a Sociedad Anonima [corporation] authorized to conduct Trust transactions, pursuant to the provisions of the Law on Credit Institutions.

     (B) That, pursuant to the provisions of Article 8, Section II, of the Law to Regulate Financial Groups, it certifies that it is a member of the Banamex Financial Group.

     (C) That its representatives have the authority necessary to bind it under the terms of this Contract, which authority has not been revoked or restricted in any way.

     (D) That as Trustee of Trust number 111174-2, it is prepared to enter into this Purchase Option Contract in accordance with the Technical Committee's instructions and the terms agreed to in the Trust Agreement, in compliance with this Contract up to the amount of the Trust's assets and being released from liability for amounts exceeding the assets of the corresponding Trust.

BY VIRTUE OF THE FOREGOING, the parties have agreed to bind themselves under the following

                              TERMS AND CONDITIONS:

ONE.  PURCHASE OPTION AND CONSIDERATION.

The Parties hereby agree that the Buyer shall be solely and exclusively entitled to exercise the following purchase option (hereinafter called the "Purchase Option") under the following terms and conditions established by the Seller:

   . Rights to the Option to purchase, in their entirety, up to 38,583,989
     Non-Redeemable Ordinary Certificates of Investment (CPOs) of Cemex, S.A. de C.V. (Cemex.CPOs)

   . Effective for 5 years starting March 7, 2003 (Exercise Period);

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   . Initial exercise price of USD 3.5784 for each Cemex.CPO with gradual increases of 5% annually (subject to adjustment for paid-up dividends); and

   . Issue Premium of USD 0.25048 in consideration of the right of option offered for each Cemex.CPO.

TWO.  CONSIDERATION.

The Parties agree herein that, in consideration of the right of option offered to the Buyer provided under this Contract, the latter shall pay to the Seller the amount of USD 9,665,706.63 USD (Nine million six hundred and sixty-four thousand seven hundred and six dollars and 63/100 Legal Currency of the United States of America). Said price must be paid by the Buyer within 90 days of the execution of this contract.

THREE.  EXERCISE OF THE PURCHASE OPTION.

The Buyer must exercise the Purchase Option referred to in Article One above under the following terms: paid-up in full upon execution of this contract, within a maximum of 5 years from March 7, 2003.

3.1 The Buyer shall exercise the Purchase Option, at its sole and complete discretion. Should the Buyer fail to exercise its option within the above period, the Purchase Option shall be considered terminated.

3.2 Within the exercise period, the Buyer must notify the Seller in writing of its intent to exercise the Purchase Option, which may be through a notary public to the address indicated in Article Four of this Contract ("Notification of Purchase").

3.3 The total price at which the Buyer undertakes to buy the Cemex.CPOs shall be the price obtained by multiplying the number of Cemex.CPOs for which the option is exercised by the exercise price, updated on the date on which it is exercised (initial exercise price plus a gradual increment of 5% annually, subject to adjustments for paid-up dividends).

FOUR. ESTABLISHMENT OF DOMICILE FOR THE PURPOSE OF THIS AGREEMENT.

Any notice of any kind required by reason of or as a result of this Contract shall be made in writing at the domiciles listed below and in person (whenever possible), or by fax, obtaining acknowledgement of receipt, or failing that, by a recognized courier service with return receipt. Notices made in this way are considered effective on the date they are sent, in the case of notices delivered in person or by fax (provided acknowledgement of receipt is obtained), or on the next working day following receipt of the same, in the case of notices sent by courier.

          (a) If the notice is to the Seller, it shall be sent to: Av. Constitucion 444 Pte. Col. Centro, C.P. 64000, Monterrey, Nuevo Leon.

          (b) If the notice is to the Buyer, it shall be sent to: Calzada del Valle 350 Oriete, 1er Piso, Col. Del Valle, C.P. 66220, San Pedro Garza Garcia, Nuevo Leon.

The parties must notify one another in writing of any change in their respective domiciles and, should they fail to do so, notices sent to the last domicile indicated shall be valid for legal purposes.

FIVE.  ABSENCE OF DEFECTS.

The contracting Parties hereby acknowledge the potential for appreciation or depreciation of the Cemex.CPOs and the financial risk that entering into this Contract entails, and they further acknowledge herein that there is no error, fraud, bad faith, injury, coercion, ignorance, inexperience excessive profit, or incapacity on the part of either party in entering into this Contract. Therefore, they waive their right to file actions to declare the contract null and void as mentioned in Articles seventeen (17), one thousand seven hundred and nine (1709), one thousand seven hundred and ten (1710), one thousand seven hundred and twelve), one thousand seven hundred and thirteen (1713) and one thousand seven hundred and fifteen (1715) of the Civil Code for the State of Nuevo Leon.

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SIX.  TITLES.

The titles of the various Articles of this Contract are used only for convenience of reference and do not modify, define, or limit the terms or provisions contained in the Articles themselves.

SEVEN. APPLICABLE LAW AND JURISDICTION.

This Contract shall be governed and interpreted in accordance with the applicable laws of the State of Nuevo Leon and the Parties hereto expressly agree to submit to the jurisdiction of the competent ordinary law courts of the city of Monterrey, State of Nuevo

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Leon, Mexico, waiving any other jurisdiction to which they may be subject or that may be available to them by virtue of their present or future domiciles.

IN WITNESS THEREOF, and for all legal purposes that may apply, the contracting Parties execute this Option Contract in the City of Monterrey, Nuevo Leon, on March 1, 2003 (two thousand and three).

                  CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V.

                                   [signature]
                            Rodrigo Trevino Muguerza
                          General Legal Representative

                BANCO NACIONAL DE MEXICO, BANAMEX FINANCIAL GROUP
                               TRUST No. 111174-2

                   [signature]                           [signature]
           Maria de los Angeles Montemayor        Elva Nelly Wing Trevino

                                   WITNESSES:

                   [signature]                        [signature]

             Victor Naranjo Bandala             Humberto Moreira Rodriguez